EXHIBIT (J)(1)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, including in or made a part of this Post-Effective Amendment to the Registration Statement on Form N-1A for Principal Preservation Portfolios, Inc. (Registration Statement File No. 33-12).

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 1, 2000